_________________________________________________________________
_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17,
1997

             INTERACTIVE GAMING & COMMUNICATIONS CORP.
     (Exact name of registrant as specified in its charter)

         Delaware                  33-7764-C         23-2838676
(State or other jurisdiction     (Commission       (IRS Employer
      of incorporation)          File Number)       Ident. No.)

595 Skippack Pike,
Suite 100, Blue Bell, Pennsylvania                       19422
     (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (215) 540-8185

                               N/A
 (Former name or former address, if changed since last report.)

_________________________________________________________________
_________________________________________________________________

Item 5.  Other Events.

     On November 6, 1997, the Company entered into a Stock Purchase Agreement (the "Agreement") with International Gaming Corp. ("International"), pursuant to which the Company has agreed to sell the stock of two of the Company's subsidiaries -- Sports International Ltd. (Grenada) and Global Casinos, Ltd. (Grenada) -
- to International. Those subsidiaries are engaged from Grenada in the business of sports wagering and casino wagering over the Internet and the telephone.

     International has agreed to pay a purchase price of $5 million (US), of which $4,990,000 will be in a promissory note bearing interest at the prime rate and payable over three years. The Company also will license certain of its gaming software to International.

     The transaction is subject to approval by the shareholders of the Company. Closing is expected to occur by the end of 1997.

Item 7.  Financial Statements and Exhibits.

     (a)  Exhibits.

          The following exhibits are filed herewith:

          1.   Stock Purchase Agreement dated November 6,
               1997 between Interactive Gaming &
               Communications Corp. and International Gaming
               Corp.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              INTERACTIVE GAMING & COMMUNICATIONS
                              CORP.

Dated:  November 17, 1997

                              By/s/ Michael Simone
                                   Michael Simone, President

                          EXHIBIT INDEX

Exhibit Number

     10. Stock Purchase Agreement dated November 6, 1997 between Interactive Gaming & Communications Corp.
          and International Gaming Corp.